Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO EXCHANGE ACT RULE 13a-14(a) OR 15d-14(a), AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES OXLEY ACT OF 2002

I, Chris Gannon, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Energy Recovery, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 11, 2019	/s/ CHRIS GANNON
	Name:	Chris Gannon
	Title:	President and Chief Executive Officer (Principal Executive Officer)